PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2009

NEW YORK, NY -- (Marketwire - May 06, 2009) - PennantPark Investment Corporation (the "Company," "we," or "us") (NASDAQ: PNNT) today announces financial results for its second fiscal quarter ended March 31, 2009.

HIGHLIGHTS
Quarter Ended March 31, 2009
($ in millions, except per share amounts)

Investment portfolio                                               $ 363.5
Net assets                                                         $ 252.9
Net asset value per share                                          $ 12.00

Credit Facility (cost $187.7)                                      $ 125.3

Investment portfolio composition and yield:

     Senior secured debt, subordinated debt, second lien
      secured debt and equity (core)                               $ 313.7
     Senior secured debt (non-core)                                $  49.8
     Weighted average yield on debt                                   10.1%
     Weighted average yield on core investments                       11.6%
     Weighted average yield on non-core investments                    3.1%

Operating Results:
     Net investment income                                         $   5.3
     Net investment income per share                               $  0.25
     Distributions declared per share                              $  0.24

Portfolio Activity:
     Purchase of long term investments                             $  14.5
     Sales and repayments of long term investments                 $   3.3

     Number of new portfolio companies invested                          1
     Number of existing portfolio companies invested                     1
     Number of portfolio companies at end of period                     35

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 7, 2009

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 7, 2009 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 741-4249 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4837. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 21, 2009 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #3274739.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2009, our portfolio totaled $363.5 million and consisted of $77.2 million of senior secured loans, $103.5 million of second lien secured debt, $158.4 million of subordinated debt, $10.1 million of preferred equity and $14.3 million of common equity investments. This compares to our portfolio as of September 30, 2008, which totaled $372.1 million and consisted of $78.8 million of senior secured loans, $104.2 million of second lien secured debt, $166.2 million of subordinated debt, $9.3 million of preferred equity and $13.6 million of common equity investments.

Our core assets totaled $313.7 million and consisted of investments in twenty-one different companies with an average investment size of $14.9 million per company and a weighted average yield of 11.6% on debt investments as of March 31, 2009. This compares to our core assets as of September 30, 2008, which totaled $305.5 million and consisted of investments in nineteen different companies with an average investment size of $16.1 million per company and a weighted average yield of 12.5% on debt investments.

As of March 31, 2009, our non-core senior secured loan portfolio totaled $49.8 million and consisted of fifteen different companies (including one company also in our core portfolio) with an average investment size of $3.3 million and a weighted average yield of 3.1% on debt investments. This compares to our non-core assets as of September 30, 2008, which totaled $66.6 million and consisted of nineteen different companies (including one company also in our core portfolio) with an average investment size of $3.5 million and a weighted average yield of 5.2% on debt investments.

Our overall portfolio consisted of thirty-five companies with an average investment size of $10.4 million and a weighted average yield on debt investments of 10.1%. The portfolio was invested 21% in senior secured loans, 28% in second lien secured debt, 44% in subordinated debt, 3% in preferred equity and 4% in common equity investments as of March 31, 2009. This compares to our overall portfolio as of September 30, 2008, which consisted of thirty-seven companies with an average investment size of $10.1 million and a weighted average yield on debt investments of 11.1%, and was invested 21% in senior secured loans, 28% in second lien secured debt, 45% in subordinated debt, 2% in preferred equity and 4% in common equity.

For the three months ending March 31, 2009 and 2008, our portfolio had unrealized appreciation of $27.3 million and unrealized depreciation of $37.8 million, respectively.

For the three months ended March 31, 2009, we invested $14.5 million, in one new and one existing portfolio company, with an average yield of 21.5% on debt investments. Sales and repayments of long-term investments totaled $3.3 million for the same period. This compares to the three months ended March 31, 2008, in which we invested $31.5 million in two new companies with an average yield of 14.4% on the debt investments. Sales and repayments of long-term investments for the three months ended March 31, 2008 totaled $0.9 million.

"We are generally pleased with the performance of our portfolio in this challenging market and economic environment," said Arthur Penn, Chairman and Chief Executive Officer. "Our underlying portfolio companies generally have strong interest coverage that is paid to us as interest income which covers our dividend. The new investments we made during the quarter ended March 31st and in this quarter should help us grow income. Additionally, we have ample liquidity to make new investments to continue to grow income."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods ended March 31, 2009 and 2008.

Investment Income

Investment income for the three months ended March 31, 2009 and 2008, was $10.4 million and $9.7 million, respectively. Investment income for the three months ended March 31, 2009 was primarily attributed to $4.3 million from senior secured loan investments, $3.4 million from second lien secured debt investments, and $2.5 million from subordinated debt investments. Investment income for the three months ended March 31, 2008 was primarily attributed to $3.7 million from to senior secured loan investments, $3.9 million from second lien secured debt investments, and $1.8 million from subordinated debt investments. The remaining investment income for the same periods was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Investment income for the six months ended March 31, 2009 and 2008, was $22.5 million and $18.7 million, respectively. Investment income for the six months ended March 31, 2009 was primarily attributed to $9.3 million from senior secured loan investments, $7.3 million from second lien secured debt investments, and $5.0 million from subordinated debt investments. Investment income for the six months ended March 31, 2008 was primarily attributed to $7.9 million from to senior secured loan investments, $6.8 million from second lien secured debt investments, and $3.5 million from subordinated debt investments. The remaining investment income for the six months ended March 31, 2009 and 2008 of $0.9 million and $0.5 million, respectively, was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Net Expenses

Net expenses for the three months ended March 31, 2009 and 2008 totaled $5.2 million and $5.3 million, respectively. Of these totals $1.8 million and $1.5 million were attributable to base management fees, $1.3 million and $1.0 million were attributable to performance-based incentive fees, $1.2 million and $1.7 million were attributable to credit facility related expenses, and $0.9 million and $1.1 million were attributable to general and administrative expenses, respectively.

Net expenses for the six months ended March 31, 2009 and 2008, totaled $11.5 million and $9.5 million, respectively. Of these totals $3.6 million and $2.9 million were attributable to base management fees, $2.8 million and $1.4 million were attributable to performance-based incentive fees, $3.0 million and $2.8 million were attributable to credit facility related expenses, and $2.1 million and $2.4 million were attributable to general and administrative expenses, respectively.

Net Investment Income

Net investment income totaled $5.3 million and $11.0 million, or $0.25 and $0.52 per share, respectively, for the three and six months ended March 31, 2009, and $4.4 million and $9.2 million, or $0.21 and $0.44 per share, respectively, for the three and six months ended March 31, 2008.

Net Realized Loss

Sales and repayments of long-term investments for the three and six months ended March 31, 2009 totaled $3.3 million and $5.5 million, and realized losses totaled $5.3 million and $6.1 million, respectively, due to the sale of senior secured loans. Sales and repayments of long-term investments totaled approximately $0.9 million and $5.2 million, and net realized losses totaled approximately $8,500 and $219,000, respectively, for the three and six months ended March 31, 2008.

Net Unrealized Appreciation/Depreciation on Investments, cash equivalents and credit facility

For the three and six months ended March 31, 2009, the Company's investments had a net unrealized appreciation of $27.3 million and a net unrealized depreciation of $15.1 million, respectively. For the three and six months ended March 31, 2009, the Company's credit facility experienced a net unrealized depreciation of $14.9 million and $20.6 million, respectively. For the three and six months ended March 31, 2008, the Company's investments and cash equivalents had a net increase in unrealized depreciation of $37.8 million and $53.8 million, respectively.

On March 31, 2009 and September 30, 2008, net unrealized depreciation on investments and cash equivalents totaled $87.1 million and $72.0 million, respectively, primarily due to the continued downturn in the leveraged finance credit market. On March 31, 2009 unrealized depreciation on the credit facility was $62.4 million.

Net Increase/Decrease in Net Assets from Operations

Net increase in net assets resulting from operations totaled $42.2 million and $10.4 million, or $2.00 per share and $0.49 per share, respectively, for the three and six months ended March 31, 2009, primarily due to an increase in investment values and a decline in the market value of our credit facility.

Net decrease in net assets resulting from operations totaled $33.3 million and $44.9 million, or $1.58 and $2.13 per share, respectively, for the three and six months ended March 31, 2008, primarily due to the overall decline in market values for investments held in our portfolio.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On March 31, 2009, we had $187.7 million in borrowings outstanding with a fair market value under GAAP of $125.3 million, and had cash equivalents of $29.9 million.

During the six months ended March 31, 2009, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds for operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities resulted in net cash inflows of $4.1 million and $14.1 million, respectively, for the three and six months ended March 31, 2009, and our financing activities resulted in a net cash outflow of $25.3 million and $24.4 million for the same periods, primarily from repayments under our credit facility.

During the six months ended March 31, 2008, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds for operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities resulted in a net cash outflow of $98.9 million and $351.9 million, respectively, for the three and six months ended March 31, 2008, and our financing activities resulted in a net cash inflow of $98.3 million and $175.2 million for the same periods, primarily from borrowings under our credit facility.

DISTRIBUTIONS

Distributions declared to stockholders for the three and six months ended March 31, 2009 totaled $5.1 million and $10.1 million or $0.24 and $0.48 per share, respectively. Distributions declared to stockholders for the three and six months ended March 31, 2008 totaled $4.6 million and $9.3 million or $0.22 and $0.44 per share, respectively.

Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

                    PENNANTPARK INVESTMENT CORPORATION
                   STATEMENTS OF ASSETS AND LIABILITIES

                                           March 31, 2009   September 30,
                                             (unaudited)        2008
                                           --------------- ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value
   (cost -- $433,594,451 and
   $427,481,745, respectively)             $   347,599,004 $   354,261,950
  Non-controlled, affiliated investments,
   at fair value (cost -- $17,024,962 and
   $16,692,261, respectively)                   15,898,202      17,885,870
                                           --------------- ---------------
  Total investments at fair value              363,497,206     372,147,820
Cash equivalents                                29,906,268      40,249,201
Interest receivable                              6,734,435       6,046,199
Prepaid expenses and other assets                1,110,498       1,367,479
                                           --------------- ---------------
         Total assets                          401,248,407     419,810,699
                                           --------------- ---------------

Liabilities
Distributions payable                            5,056,505       5,056,505
Payable for investments purchased                9,257,269              --
Unfunded investments                             4,665,231              --
Credit facility payable (fair value:
 $125,254,911 and $160,204,000,
 respectively) (cost: $187,700,000 and
 $202,000,000, respectively)                   125,254,911     202,000,000
Interest payable on credit facility                 74,128         725,317
Management fee payable                           1,747,235          85,896
Performance-based incentive fee payable          1,320,317         123,033
Accrued other expenses                           1,019,296       1,091,688
                                           --------------- ---------------
         Total liabilities                     148,394,892     209,082,439
                                           --------------- ---------------

Net Assets
Common stock, par value $0.001 per share,
 100,000,000 shares authorized and
 21,068,772 shares issued and outstanding           21,069          21,069
Paid-in capital in excess of par               294,586,604     294,586,604
Undistributed (distributions in excess of)
 net investment income                             318,791        (602,660)
Cumulative effect of adoption of fair
 value option (credit facility)                 41,796,000              --
Accumulated net realized loss on
 investments and cash equivalents              (17,395,831)    (11,250,567)
Net unrealized depreciation on investments     (87,122,207)    (72,026,186)
Net unrealized depreciation on credit
 facility                                       20,649,089              --
                                           --------------- ---------------
         Total net assets                  $   252,853,515 $   210,728,260
                                           --------------- ---------------
         Total liabilities and net assets  $   401,248,407 $   419,810,699
                                           --------------- ---------------
Net asset value per share                  $         12.00 $         10.00
                                           =============== ===============

                    PENNANTPARK INVESTMENT CORPORATION
                         STATEMENTS OF OPERATIONS
                                (Unaudited)

                          Three months ended         Six months ended
                      -------------------------  -------------------------
                       March 31,     March 31,    March 31,     March 31,
                          2009         2008          2009         2008
                      -----------  ------------  -----------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest            $ 9,987,157  $  9,315,802  $21,583,410  $ 17,917,677
  Other                   111,737        35,910      227,494        55,882
From non-controlled,
 affiliated
 investments:
  Interest                325,820       362,210      690,319       743,791
                      -----------  ------------  -----------  ------------
    Total investment
     income            10,424,714     9,713,922   22,501,223    18,717,530
                      -----------  ------------  -----------  ------------
Expenses:
  Base management fee   1,747,235     1,725,466    3,567,423     3,365,841
  Performance-based
   incentive fee        1,320,317     1,000,725    2,762,299     1,448,107
  Interest and other
   credit facility
   expenses             1,188,326     1,669,296    3,025,546     2,766,403
  Administrative
   services expenses      356,093       548,631      976,495     1,212,321
  Other general and
   administrative
   expenses               546,210       536,614    1,134,998     1,164,836
                      -----------  ------------  -----------  ------------
  Expenses before base
   management fee
   waiver               5,158,181     5,480,732   11,466,761     9,957,508
                      -----------  ------------  -----------  ------------
  Base management fee
   waiver                      --      (215,684)          --      (420,731)
                      -----------  ------------  -----------  ------------
  Net expenses          5,158,181     5,265,048   11,466,761     9,536,777
                      -----------  ------------  -----------  ------------
    Net investment
     income             5,266,533     4,448,874   11,034,462     9,180,753
                      -----------  ------------  -----------  ------------
Realized and unrealized
 gain (loss) on
 investments, cash
 equivalents and credit
 facility:
Net realized loss on
 investments and cash
 equivalents           (5,258,194)       (8,483)  (6,145,264)     (219,374)
Net change in
 unrealized
 appreciation/
 depreciation on:
  Non-controlled,
   non-affiliated
   investments and cash
   equivalents         27,887,439   (36,143,543) (12,775,652)  (51,843,132)
  Non-controlled,
   affiliated
   investments           (627,183)   (1,625,521)  (2,320,369)   (1,983,576)
  Credit facility      14,930,395            --   20,649,089            --
                      -----------  ------------  -----------  ------------
  Net change in
   unrealized
   appreciation
   (depreciation)      42,190,651   (37,769,064)   5,553,068   (53,826,708)
                      -----------  ------------  -----------  ------------
Net realized and
 unrealized gain
 (loss) from
 investments, cash
 equivalents, and
 credit facility       36,932,457   (37,777,547)    (592,196)  (54,046,082)
                      -----------  ------------  -----------  ------------
Net increase
 (decrease) in net
 assets resulting
 from operations      $42,198,990  $(33,328,673) $10,442,266  $(44,865,329)
                      ===========  ============  ===========  ============
Gain (loss) per
 common share         $      2.00  $      (1.58) $      0.49  $      (2.13)

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com